UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On March 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of FTI Consulting, Inc. (“FTI”) approved and adopted a form of Cash-Based Performance Award Agreement to be used in connection with cash-based performance awards that may be authorized by the Committee, from time to time, pursuant to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”). FTI’s principal executive officer, principal financial officer and named executive officers will be eligible to receive cash-based performance awards, subject to the discretion of the administrator of the 2009 Plan. We hereby file as Exhibit 10.1 the form of Cash-Based Performance Award Agreement, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1 *	FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Cash-Based Performance Award Agreement

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 29, 2010	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President,
General Counsel and Chief Ethics Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 *	FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Cash-Based Performance Award Agreement

*	Management contract or compensatory plan or arrangement.

3